EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2024 Results and Reaffirms Full Year 2024 Guidance

Margin Expansion in North America and on a Consolidated Basis
Repaid $10 Million in Bank Debt – No Outstanding Draws on Revolver
Tyman Acquisition Expected to Close in 2H24

HOUSTON, June 06, 2024 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2024.

The Company reported the following selected financial results:

	Three Months Ended April 30,		Six Months Ended April 30,
($ in millions, except per share data)	2024	2023	2024	2023
Net Sales	$266.2	$273.5	$505.4	$535.5
Gross Margin	$66.2	$67.2	$117.7	$118.9
Gross Margin %	24.9%	24.6%	23.3%	22.2%
Net Income	$15.4	$21.5	$21.6	$23.4
Diluted EPS	$0.46	$0.65	$0.65	$0.71

Adjusted Net Income	$21.8	$21.7	$27.6	$27.8
Adjusted Diluted EPS	$0.66	$0.66	$0.83	$0.84
Adjusted EBITDA	$40.0	$39.9	$59.3	$60.4
Adjusted EBITDA Margin %	15.0%	14.6%	11.7%	11.3%

Cash Provided by Operating Activities	$33.1	$35.3	$36.9	$38.5
Free Cash Flow	$25.5	$27.8	$19.8	$23.4

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, commented, “Our second quarter results came in as expected and we continue to execute. Volumes in North America increased in the second quarter compared to the first quarter of the year, which is encouraging and follows normal seasonality in our business. Volumes in Europe were challenged during the quarter as low consumer confidence continues to impact demand. However, we continue to operate efficiently and were able to realize margin expansion in both of our North American operating segments and on a consolidated basis for the second quarter of 2024. Our continued focus on generating cash and managing working capital enabled us to pay down the remaining $10 million balance on our revolver.”

Second Quarter 2024 Results Summary

Quanex reported net sales of $266.2 million during the three months ended April 30, 2024, which represents a decrease of 2.7% compared to $273.5 million for the same period of 2023. The decrease was largely attributable to softer market demand in the Company’s European Fenestration and North American Cabinet Components segments. Quanex reported a 1.8% increase in net sales for the second quarter in its North American Fenestration segment primarily due to improved volume. In its North American Cabinet Components segment, the Company reported a decline of 4.6% in net sales for the second quarter as a result of lower volume and decreased pricing related to raw material index pricing mechanisms. Excluding foreign exchange impact, Quanex realized a decrease in net sales of 10.4% for the second quarter in its European Fenestration segment mainly due to lower volume and pricing pressure. (See Sales Analysis table for additional information)

The increase in adjusted earnings for the three months ended April 30, 2024 was mostly attributable to a decline in raw material costs, lower income tax expense and lower interest expense.

Balance Sheet Update

As of April 30, 2024, Quanex had total debt of $55.2 million (primarily finance leases) and the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA continued to improve and Quanex is Net Debt free. As of April 30, 2024, the Company’s LTM Net Income was $80.7 million and LTM Adjusted EBITDA was $158.5 million.   (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

Outlook

Mr. Wilson stated, “As expected, we are starting to see a seasonal uptick in the demand for our products in North America. Market dynamics in Europe continue to be challenging and volumes are soft; however, we are performing well, and our business is resilient. Based on results to date, conversations with our customers, recent demand trends, and the latest macro data, we are reaffirming our prior guidance for fiscal 2024. On a consolidated basis, we continue to estimate net sales of approximately $1.1 billion, which should result in approximately $145 million to $150 million of Adjusted EBITDA* in fiscal 2024.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Recent Events

As previously disclosed on April 22, 2024, Quanex announced it had reached agreement with Tyman plc (LSE:TYMN) (“Tyman”) on the terms of a recommended cash and share offer (the “Acquisition”), under which Quanex will acquire the entire issued and to be issued share capital of Tyman for approximately $1.1 billion in enterprise value. The full terms and conditions of the Acquisition are set out in a joint announcement released on April 22, 2024 under Rule 2.7 of the UK Takeover Code. A copy of this announcement is available on the Quanex website at https://www.roadto2b.com, subject to certain access restrictions. The Acquisition has been unanimously approved by the Boards of Directors of both Quanex and Tyman and is currently expected to close in the second half of the calendar year 2024, subject to the satisfaction of customary closing conditions, including shareholder approval from both Tyman and Quanex shareholders and regulatory approvals.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, June 7, 2024 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI8e90696b55d04353a1f5e63939f8a6f6

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration, custom mixing and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, timing estimates or any other expectations related to the Acquisition, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Important Additional Information will be Filed with the SEC

In connection with the Acquisition, Quanex filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on June 6, 2024 (the “Proxy Statement”). Before making any voting decision, Quanex’s stockholders are urged to read the Proxy Statement and other relevant documents filed or to be filed with the SEC in connection with the Acquisition or incorporated by reference in the Proxy Statement carefully and in their entirety because they contain important information about the Acquisition and the share issuance proposal. Quanex’s stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov or directing a written request to Quanex (Attention: Investor Relations), at 945 Bunker Hill Road, Suite 900, Houston, Texas 77024 or from Quanex’s website at https://investors.quanex.com.

No Offer or Solicitation

The information contained in this press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this press release is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Acquisition are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Acquisition will be made solely by means of the scheme document to be published by Tyman in due course, or (if applicable) pursuant to an offer document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in such document(s) and the Proxy Statement. If, in the future, Quanex ultimately seeks to implement the Acquisition by way of a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations.

This press release does not constitute a prospectus or a prospectus exempted document.

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of Quanex in respect of the Acquisition, including the share issuance proposal. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Quanex in connection with the Acquisition, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy Statement. Additional information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

UK Takeover Code: Profit Forecast

UK Takeover Code

The Acquisition referred to in the paragraph entitled “Recent Events” above is governed by the UK's City Code on Takeovers and Mergers (the “UK Takeover Code”). In accordance with the rules of the UK Takeover Code, Quanex is required to publish certain confirmations in connection with the information set out in this release. These confirmations are set out below.

Quanex Profit Forecast

The following statement in this press release (the “Quanex Profit Forecast”) constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the UK Takeover Code:

“As expected, we are starting to see a seasonal uptick in the demand for our products in North America. Market dynamics in Europe continue to be challenging and volumes are soft; however, we are performing well, and our business is resilient. Based on results to date, conversations with our customers, recent demand trends, and the latest macro data, we are reaffirming our prior guidance for fiscal 2024. On a consolidated basis, we continue to estimate net sales of approximately $1.1 billion, which should result in approximately $145 million to $150 million of Adjusted EBITDA* in fiscal 2024.

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.”

References to “GAAP” in the Quanex Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of the Quanex group’s annual results for the fiscal year ended October 31, 2023.

Basis of preparation

The Quanex Profit Forecast has been prepared on a basis consistent with Quanex’s accounting policies, as set out in the paragraph entitled “Non-GAAP Terminology Definitions and Disclaimers”.

The Quanex Profit Forecast excludes any transaction costs applicable to the Acquisition or any other associated accounting impacts as a direct result of the Acquisition.

Assumptions

The Quanex Profit Forecast is based on the assumptions listed below, any of which could turn out to be incorrect and therefore affect the validity of the Quanex Profit Forecast.

  There are no material changes to the prevailing macroeconomic or political conditions in the markets and regions in which the Quanex group operates.
  There will be no material changes to the conditions of the markets and regions in which the Quanex group operates or in relation to customer sales volume or product mix or the behaviour of competitors in those markets and regions.
  There are no material changes to the Quanex group’s cost base throughout the fiscal year.
  There will be no material changes in foreign exchange rates that will have a significant impact on the Quanex group’s revenue or cost base.
  The interest, inflation and tax rates in the markets and regions in which the Quanex group operates will remain materially unchanged from the prevailing rates.
  There will be no business disruptions that materially affect the Quanex group or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.
  There will be no material changes in legislation or regulatory requirements impacting on the Quanex group’s operations or on its accounting policies.
  There will be no material litigation in relation to any of the Quanex group’s operations.
  The Acquisition will not result in any material changes to the Quanex group’s obligations to customers.
  The Acquisition will not have any material impact on the Quanex group’s ability to negotiate new business.
  There will be no material change to the present executive management of the Quanex group.
  There will be no material change in the operational strategy of the Quanex group.
  There will be no material acquisitions or disposals in the relevant period.
  There will be no material strategic investments in the relevant period.
  There will be no material change in the dividend or capital policies of the Quanex group.
  The Quanex Profit Forecast does not include any impact on the Quanex group of the Acquisition.

Other important factors and information are contained in Quanex’s most recent Annual Report on Form 10-K, including the risks summarised in the section entitled “Risk Factors”, Quanex’s most recent Quarterly Report on Form 10-Q, and Quanex’s other periodic filings with the SEC and available at https://investors.quanex.com/.

Quanex Directors’ confirmation

With the consent of Tyman, the UK's Panel on Takeovers and Mergers has granted a dispensation from the UK Takeover Code requirement for Quanex’s reporting accountants and financial advisers to prepare reports in respect of the Quanex Profit Forecast.

The Quanex Directors have considered the Quanex Profit Forecast and confirm that it has been properly compiled on the basis of the assumptions set out in this release and that the basis of the accounting used is consistent with Quanex’s accounting policies.

No Profit Forecasts or Estimates

The Quanex Profit Forecast is a profit forecast for the purposes of Rule 28 of the UK Takeover Code.

Other than in respect of the Quanex Profit Forecast, no statement in this release is intended as, or is to be construed as, a profit forecast or profit estimate for any period and no statement in this release should be interpreted to mean that earnings or earnings per unit of common stock for the current or future ﬁnancial years would necessarily match or exceed the historical published earnings or earnings per unit of common stock.

For the purposes of Rule 28 of the UK Takeover Code, the Quanex Profit Forecast contained in this release is the responsibility of Quanex and the Quanex Directors.

Publication on Website

A copy of this release will be made available on Quanex’s website at https://www.roadto2b.com/ by no later than 12 noon (London time) on the business day following the date of this release. Neither the contents of that website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this release.

CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2024	2023	2024	2023

Net sales	$266,201	$273,535	$505,356	$535,451
Cost of sales	199,963	206,372	387,686	416,521
Selling, general and administrative	34,707	27,371	67,070	64,115
Depreciation and amortization	10,894	10,456	22,046	21,076
Operating income	20,637	29,336	28,554	33,739
Interest expense	(950)	(2,244)	(2,018)	(4,503)
Other, net	4	(29)	1,046	189
Income before income taxes	19,691	27,063	27,582	29,425
Income tax expense	(4,314)	(5,551)	(5,956)	(6,004)
Net income	$15,377	$21,512	$21,626	$23,421

Earnings per common share, basic	$0.47	$0.65	$0.66	$0.71
Earnings per common share, diluted	$0.46	$0.65	$0.65	$0.71

Weighted average common shares outstanding:
Basic	32,870	32,858	32,847	32,905
Diluted	33,103	33,017	33,076	33,070

Cash dividends per share	$0.08	$0.08	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$56,149	$58,474
Accounts receivable, net	87,078	97,311
Inventories	101,446	97,959
Income taxes receivable	6,054	8,298
Prepaid and other current assets	12,776	11,558
Total current assets	263,503	273,600
Property, plant and equipment, net	252,857	250,664
Operating lease right-of-use assets	65,019	46,620
Goodwill	184,481	182,956
Intangible assets, net	68,667	74,115
Other assets	2,686	3,188
Total assets	$837,213	$831,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60,615	$74,371
Accrued liabilities	48,851	50,319
Income taxes payable	-	384
Current maturities of long-term debt	2,632	2,365
Current operating lease liabilities	6,433	7,224
Total current liabilities	118,531	134,663
Long-term debt	51,549	66,435
Noncurrent operating lease liabilities	59,965	40,361
Deferred income taxes	29,280	29,133
Other liabilities	11,766	14,997
Total liabilities	271,091	285,589
Stockholders’ equity:
Common stock	371	372
Additional paid-in-capital	249,502	251,576
Retained earnings	425,650	409,318
Accumulated other comprehensive loss	(34,631)	(38,141)
Treasury stock at cost	(74,770)	(77,571)
Total stockholders’ equity	566,122	545,554
Total liabilities and stockholders' equity	$837,213	$831,143

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2024	2023
Operating activities:
Net income	$21,626	$23,421
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	22,046	21,076
Stock-based compensation	1,365	1,398
Deferred income tax	(155)	97
Other, net	162	982
Changes in assets and liabilities:
Decrease in accounts receivable	10,832	11,564
(Increase) decrease in inventory	(3,008)	14,799
Increase in other current assets	(1,124)	(1,746)
Decrease in accounts payable	(12,619)	(19,825)
Decrease in accrued liabilities	(4,602)	(14,407)
Increase (decrease) in income taxes payable	1,856	(1,754)
Increase in deferred pension benefits	-	17
Increase in other long-term liabilities	9	1,808
Other, net	557	1,030
Cash provided by operating activities	36,945	38,460
Investing activities:
Business acquisition	-	(91,302)
Capital expenditures	(17,183)	(15,074)
Proceeds from disposition of capital assets	93	101
Cash used for investing activities	(17,090)	(106,275)
Financing activities:
Borrowings under credit facilities	-	102,000
Repayments of credit facility borrowings	(15,000)	(35,000)
Repayments of other long-term debt	(954)	(1,306)
Common stock dividends paid	(5,294)	(5,320)
Issuance of common stock	554	99
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,193)	(567)
Purchase of treasury stock	-	(5,593)
Cash (used for) provided by financing activities	(21,887)	54,313
Effect of exchange rate changes on cash and cash equivalents	(293)	1,905
Decrease in cash and cash equivalents	(2,325)	(11,597)
Cash and cash equivalents at beginning of period	58,474	55,093
Cash and cash equivalents at end of period	$56,149	$43,496

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2024	2023	2024	2023
Cash provided by operating activities	$33,091	$35,325	$36,945	$38,460
Capital expenditures	(7,603)	(7,492)	(17,183)	(15,074)
Free Cash Flow	$25,488	$27,833	$19,762	$23,386

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of April 30,
	2024	2023
Revolving credit facility	$0	$80,000
Finance lease obligations(1)	55,217	55,626
Total debt(2)	55,217	135,626
Less: Cash and cash equivalents	56,149	43,496
Net Debt	($932)	$92,130

(1) Includes $51.0 million and $53.1 million in real estate lease liabilities considered finance leases under U.S. GAAP as of April 30, 2024 and April 30, 2023, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION
(In thousands, except per share data)
(Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended April 30, 2024	Three Months Ended January 31, 2024	Three Months Ended October 31, 2023	Three Months Ended July 31, 2023	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$15,377	$6,249	$27,382	$31,698	$80,706
Income tax expense	4,314	1,642	4,442	4,099	14,497
Other, net	(4)	(1,042)	6,110	(402)	4,662
Interest expense	950	1,068	1,565	2,068	5,651
Depreciation and amortization	10,894	11,152	11,194	10,596	43,836
EBITDA	31,531	19,069	50,693	48,059	149,352
Cost of sales(1),(2)	631	-	(35)	-	596
Selling, general and administrative(1),(2),(3)	7,862	205	109	395	8,571
Adjusted EBITDA	$40,024	$19,274	$50,767	$48,454	$158,519

(1) Expense related to plant closure.
(2) Loss on damage to manufacturing facilities caused by weather.
(3) Transaction and advisory fees.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended April 30, 2024			Three Months Ended April 30, 2023			Six Months Ended April 30, 2024			Six Months Ended April 30, 2023
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$15,377	$0.46		$21,512	$0.65		$21,626	$0.65		$23,421	$0.71
Net income reconciling items from below	6,409	$0.20		195	$0.01		5,974	$0.18		4,349	$0.13
Adjusted net income and adjusted EPS	$21,786	$0.66		$21,707	$0.66		$27,600	$0.83		$27,770	$0.84

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2024			Three Months Ended April 30, 2023			Six Months Ended April 30, 2024			Six Months Ended April 30, 2023
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$15,377			$21,512			$21,626			$23,421
Income tax expense	4,314			5,551			5,956			6,004
Other, net	(4)			29			(1,046)			(189)
Interest expense	950			2,244			2,018			4,503
Depreciation and amortization	10,894			10,456			22,046			21,076
EBITDA	31,531			39,792			50,600			54,815
EBITDA reconciling items from below	8,493			111			8,698			5,559
Adjusted EBITDA	$40,024			$39,903			$59,298			$60,374

Reconciling Items	Three Months Ended April 30, 2024			Three Months Ended April 30, 2023			Six Months Ended April 30, 2024			Six Months Ended April 30, 2023
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$266,201	$-		$273,535	$-		$505,356	$-		$535,451	$-
Cost of sales	199,963	(631)	(1)	206,372	(48)	(2)	387,686	(631)	(1)	416,521	(48)	(2)
Selling, general and administrative	34,707	(7,862)	(1), (3)	27,371	(63)	(2), (3)	67,070	(8,067)	(1), (3)	64,115	(5,511)	(2), (3)
EBITDA	31,531	8,493		39,792	111		50,600	8,698		54,815	5,559
Depreciation and amortization	10,894	-		10,456	-		22,046	-		21,076	-
Operating income	20,637	8,493		29,336	111		28,554	8,698		33,739	5,559
Interest expense	(950)	-		(2,244)	-		(2,018)	-		(4,503)	-
Other, net	4	(92)	(4)	(29)	132	(4)	1,046	(847)	(4)	189	90	(4)
Income before income taxes	19,691	8,401		27,063	243		27,582	7,851		29,425	5,649
Income tax expense	(4,314)	(1,992)	(5)	(5,551)	(48)	(5)	(5,956)	(1,877)	(5)	(6,004)	(1,300)	(4)
Net income	$15,377	$6,409		$21,512	$195		$21,626	$5,974		$23,421	$4,349

Diluted earnings per share	$0.46			$0.65			$0.65			$0.71

(1) Expense related to plant closure.
(2) Loss on damage to manufacturing facilities caused by weather.
(3) Transaction and advisory fees.
(4) Pension settlement (refund) expense and foreign currency transaction losses (gains).
(5)Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2024
Net sales	$159,774	$56,583	$51,078	$(1,234)	$266,201
Cost of sales	122,261	35,694	42,624	(616)	199,963
Gross Margin	37,513	20,889	8,454	(618)	66,238
Gross Margin %	23.5%	36.9%	16.6%		24.9%
Selling, general and administrative(1)	13,730	7,873	5,066	8,038	34,707
Depreciation and amortization	5,218	2,538	3,082	56	10,894
Operating income (loss)	18,565	10,478	306	(8,712)	20,637
Depreciation and amortization	5,218	2,538	3,082	56	10,894
EBITDA	23,783	13,016	3,388	(8,656)	31,531
Expense related to plant closure (Cost of sales)		-	631	-	631
Expense related to plant closure (SG&A)	-	-	978	-	978
Transaction and advisory fees	-	-	-	6,884	6,884
Adjusted EBITDA	$23,783	$13,016	$4,997	$(1,772)	$40,024
Adjusted EBITDA Margin %	14.9%	23.0%	9.8%		15.0%

Three months ended April 30, 2023
Net sales	$156,975	$63,763	$53,518	$(721)	$273,535
Cost of sales	122,472	40,452	43,731	(283)	206,372
Gross Margin	34,503	23,311	9,787	(438)	67,163
Gross Margin %	22.0%	36.6%	18.3%		24.6%
Selling, general and administrative(1)	14,158	8,452	5,971	(1,210)	27,371
Depreciation and amortization	5,050	2,353	2,970	83	10,456
Operating income	15,295	12,506	846	689	29,336
Depreciation and amortization	5,050	2,353	2,970	83	10,456
EBITDA	20,345	14,859	3,816	772	39,792
Loss on damage to manufacturing facilities (Cost of sales)	35	-	13	-	48
Loss on damage to manufacturing facilities (SG&A)	-	-	200	-	200
Transaction and advisory fees	-	-	-	(137)	(137)
Adjusted EBITDA	$20,380	$14,859	$4,029	$635	$39,903
Adjusted EBITDA Margin %	13.0%	23.3%	7.5%		14.6%

Six months ended April 30, 2024
Net sales	$307,769	$106,020	$94,215	$(2,648)	$505,356
Cost of sales	240,629	67,397	81,367	(1,707)	387,686
Gross Margin	67,140	38,623	12,848	(941)	117,670
Gross Margin %	21.8%	36.4%	13.6%		23.3%
Selling, general and administrative(1)	29,640	15,618	10,192	11,620	67,070
Depreciation and amortization	10,693	5,096	6,147	110	22,046
Operating income (loss)	26,807	17,909	(3,491)	(12,671)	28,554
Depreciation and amortization	10,693	5,096	6,147	110	22,046
EBITDA	37,500	23,005	2,656	(12,561)	50,600
Expense related to plant closure (Cost of sales)	-	-	631	-	631
Expense related to plant closure (SG&A)	-	-	978	-	978
Transaction and advisory fees	-	-	-	7,089	7,089
Adjusted EBITDA	$37,500	$23,005	$4,265	$(5,472)	$59,298
Adjusted EBITDA Margin %	12.2%	21.7%	4.5%		11.7%

Six months ended April 30, 2023
Net sales	$309,955	$118,715	$108,192	$(1,411)	$535,451
Cost of sales	247,189	78,155	91,787	(610)	416,521
Gross Margin	62,766	40,560	16,405	(801)	118,930
Gross Margin %	20.3%	34.2%	15.2%		22.2%
Selling, general and administrative(1)	27,453	15,957	10,844	9,861	64,115
Depreciation and amortization	10,295	4,701	5,904	176	21,076
Operating income (loss)	25,018	19,902	(343)	(10,838)	33,739
Depreciation and amortization	10,295	4,701	5,904	176	21,076
EBITDA	35,313	24,603	5,561	(10,662)	54,815
Loss on damage to manufacturing facilities (Cost of sales)	35	-	13	-	48
Loss on damage to manufacturing facilities (SG&A)	-	-	200	-	200
Transaction and advisory fees	-	-	-	5,311	5,311
Adjusted EBITDA	$35,348	$24,603	$5,774	$(5,351)	$60,374
Adjusted EBITDA Margin %	11.4%	20.7%	5.3%		11.3%

(1) Includes stock-based compensation expense for the three and six months ended April 30, 2024, respectively of $1.5 million and $4.1 million and $0.4 million and $5.2 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2024	2023	2024	2023

NA Fenestration:
United States - fenestration	$119,646	$120,756	$231,280	$241,523
International - fenestration	7,465	8,350	13,609	13,477
United States - non-fenestration	27,532	24,334	53,323	47,400
International - non-fenestration	5,131	3,535	9,557	7,555
	$159,774	$156,975	$307,769	$309,955
EU Fenestration:(1)
International - fenestration	$46,968	$47,903	$88,719	$90,257
International - non-fenestration	9,615	15,860	17,301	28,458
	$56,583	$63,763	$106,020	$118,715
NA Cabinet Components:
United States - fenestration	$3,737	$4,219	$7,412	$8,127
United States - non-fenestration	46,990	48,526	86,169	98,575
International - non-fenestration	351	773	634	1,490
	$51,078	$53,518	$94,215	$108,192
Unallocated Corporate & Other:
Eliminations	$(1,234)	$(721)	$(2,648)	$(1,411)
	$(1,234)	$(721)	$(2,648)	$(1,411)

Net Sales	$266,201	$273,535	$505,356	$535,451

(1) Reflects an increase of $0.6 million and $1.6 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2024, respectively.